As filed with the Securities and Exchange Commission on November 10, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Solarfun Power Holdings Co., Ltd.
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
888 Linyang Road,
Qidong, Jiangsu Province 226200, People’s Republic of China
(86 513) 8330-7688
(Address and telephone number of registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 664-1666
(Name, address and telephone number of agent for service)

Copies to:
Alan Seem, Esq.
Shearman & Sterling LLP
12th Floor East Tower, Twin Towers
B-12 Jianguomenwai Dajie
Beijing 100022, People’s Republic of China
(86-10) 5922-8000

     Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-152005
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum		Amount of
Title of each class of	Amount to be	maximum offering	aggregate		registration
securities to be registered	registered	price per unit	offering price (2)		fee
Ordinary shares, par value US$0.0001 per share(1)	(3)	(3)	US$	15,604,041	US$1,112.57

(1)	American depositary shares, or ADSs, issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-139263). Each American depositary share represents five ordinary shares.

(2)	Estimated solely for purposes of calculating the registration fee. As of the date of this registration statement, the maximum aggregate offering price of securities which remain to be offered pursuant to the prior registration statement on Form F-3 (Registration No. 333-152005) is $78,020,206. The maximum aggregate offering price of the additional securities being registered hereby pursuant to Rule 462(b) under the Securities Act is $15,604,041, which represents 20% of the maximum aggregate offering price of securities remaining on the Prior Registration Statement.

(3)	Omitted pursuant to Rule 457(o) under the Securities Act.
This registration statement will become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

Explanatory Note
     This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933. The contents of the registration statement on Form F-3 (Registration No. 333-152005) initially filed by Solarfun Power Holdings Co., Ltd. with the Securities and Exchange Commission (the “Commission”) on June 27, 2008, as amended and supplemented, which was declared effective by the Commission on July 16, 2008, are incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People’s Republic of China, on November 10, 2010.

Solarfun Power Holdings Co., Ltd.
By:	/s/ Ping Peter Xie
	Name:	Ping Peter Xie
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below and on November 10, 2010.

Signature	Title

/s/ Ki-Joon Hong Ki-Joon Hong	Chairman of the Board

/s/ Dong Kwan Kim Dong Kwan Kim	Director

/s/ Wook-Jin Yoon Wook-Jin Yoon	Director

/s/ Thomas J. Toy Thomas J. Toy	Independent Director

/s/ Ernst A. Bütler Ernst A. Bütler	Independent Director

/s/ Yingzhang Gu Yingzhang Gu	Independent Director

/s/ David N. K. Wang David N. K. Wang	Independent Director

/s/ Ping Peter Xie Ping Peter Xie	Chief Executive Officer (principal executive officer)

/s/ Gareth Kung Gareth Kung	Chief Financial Officer (principal financial officer)

/s/ Ziv Chen Yu Ziv Chen Yu	Financial Controller

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
     Under the Securities Act, the undersigned, the duly authorized representative in the United States of Solarfun Power Holdings Co., Ltd., has signed this registration statement or amendment thereto in Newark, Delaware, on November 10, 2010.

Puglisi & Associates
By:	/s/ Donald J. Puglisi

Name:	Donald J. Puglisi
Title:	Managing Director

INDEX TO EXHIBITS

Exhibit
Number	Description of Document
5.1	Opinion of Maples and Calder regarding the validity of securities being registered

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

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